Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer of General Electric Capital Corporation, a Delaware corporation (the “Company”), hereby constitutes and appoints Kathryn A. Cassidy and Jeffrey S. Bornstein and each of them, his or her true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution and to act with or without the others, for him or her and in his or her name, place and stead in any and all capacities: (i) to sign this Registration Statement under the Securities Act of 1933, as amended, on Form S-4, any amendments thereto, and all post-effective amendments and supplements to this Registration Statement; and (ii) to file this Registration Statement and any and all amendments and supplements thereto, with any exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, in each case, in such forms as they or any one of them may approve, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement or Registration Statements shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one Power of Attorney.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand this 1st day of February, 2010.

/s/ Michael A. Neal
Michael A. Neal	Brackett B. Denniston, III
Chief Executive Officer and Director	Director
(Principal Executive Officer)

/s/ Jeffrey S. Bornstein	/s/ Jeffrey R. Immelt
Jeffrey S. Bornstein	Jeffrey R. Immelt
Chief Financial Officer and Director	Director
(Principal Financial Officer)

/s/ Jamie S. Miller	/s/ Mark J. Krakowiak
Jamie S. Miller	Mark J. Krakowiak
Senior Vice President and Controller	Director
(Principal Accounting Officer)
/s/ John Krenicki, Jr.
/s/ William H. Cary	John Krenicki, Jr.
William H. Cary	Director
Director

Kathryn A. Cassidy	J. Keith Morgan
Director	Director

/s/ James A. Colica
James A. Colica	Ronald R. Pressman
Director	Director

/s/ Richard D’Avino
Richard D’Avino	John G. Rice
Director	Director

/s/ Pamela Daley	/s/ John M. Samuels
Pamela Daley	John M. Samuels
Director	Director

/s/ Keith Sherin
Keith Sherin
Director